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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

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                                 FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     MORGAN STANLEY DEAN WITTER & CO.
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          (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                 36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)

    1585 Broadway, New York, New York                       10036
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(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the registration     If this Form relates to the
of a class of securities pursuant to         registration of a class of
Section 12(b) of the Exchange Act and is     securities pursuant to Section
effective pursuant to General                12(g) of the Exchange Act and is
Instruction A.(c), please check the          effective pursuant to General
following box. [X]                           Instruction A.(d), please check
                                             the following box. [ ]



Securities Act registration statement file number to which this form relates:
333-46935

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                  Name of Each Exchange on Which
      to be so Registered                  Each Class is to be Registered
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      5 5/8% Notes Due 2004               THE NEW YORK STOCK EXCHANGE


Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
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                             (Title of Class)

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               Item 1. Description of the Registrant's Securities to be
         Registered.

               The title of the class of securities to be registered hereunder is: 5 5/8% Notes Due 2004 (the "Notes"). A description of the Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-46935) (the
"Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January
12, 1999 to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which contains the final terms and provisions of the Notes, and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the Notes.



                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY DEAN WITTER & CO.
                                   (Registrant)


Date: January 13, 1999             By:
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                                       Name:  Ronald T. Carman
                                       Title: Assistant Secretary


                             INDEX TO EXHIBITS


Exhibit No.                                                      Page No.

4.1 Proposed form of Global Note evidencing the Notes              A-1